UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): February 22, 2012

THE INTERGROUP CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10324	13-3293645
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

10940 Wilshire Blvd., Suite 2150, Los Angeles, CA	90024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 889-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Fiscal 2011 Annual Meeting of the Shareholders of The InterGroup Corporation (the “Company”) was held on February 22, 2012 at the Hilton San Francisco Financial District, 750 Kearny Street, San Francisco, California. At that meeting, John C. Love was elected as Class C Director, to serve a three-year term expiring at the Fiscal 2014 Annual Meeting of Shareholders. Directors John V. Winfield, Josef A. Grunwald, Gary N. Jacobs and William J. Nance continue their terms as the Company’s other directors. At the Annual Meeting, the shareholders also voted in favor of the ratification of the Audit Committee’s selection of Burr Pilger Mayer, Inc. as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2012. The final tabulation of the votes follows:

Proposal (1) – Election of Class C Director:

Nominee	For	Withheld	Broker Non Votes

John C. Love	1,800,065	4,064	396,480

Proposal (2) –	Ratification of the Appointment of Burr Pilger Mayer, Inc. as The Company’s Independent Registered Public Accounting Firm for the fiscal year ending June 30 2012:

Votes For	Against	Abstain	Broker Non Votes

2,185,124	3,887	1,316	10,282

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE INTERGROUP CORPORATION

Dated: February 27, 2012	By /s/ Michael G. Zybala
Michael G. Zybala, Asst. Secretary and General Counsel

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